      As filed with the Securities and Exchange Commission on June 5, 2000
                                                      Registration No. 333-71733
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                         Post-Effective Amendment No. 1
                                       to
                                    Form S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                               Medium4.com, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                           4899                   13-4037641
(State or other                 (Primary Standard           (I.R.S. Employer
 jurisdiction of                   Industrial            Identification Number)
incorporation or               Classification Code
 organization)                       Number)

                        120 Fifth Avenue, Seventh Floor
                            New York, New York 10011
                                 (212) 993-9400
   (Address and telephone number of registrant's principal executive offices)
                             ______________________
                                 Jonathan Braun
                            Chief Executive Officer
                               Medium4.com, Inc.
                        120 Fifth Avenue, Seventh Floor
                            New York, New York 10011
                                 (212) 993-9400
           (Name, address and telephone number of agent for service)
                             ______________________
                                   Copies to:
                                   ----------

                             Ira I. Roxland, Esq.
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                               800 Third Avenue
                           New York, New York 10022
                                (212) 688-7000
                              Fax: (212) 755-2839

                            ______________________

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
================================================================================

                          DEREGISTRATION OF SECURITIES


     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-71733) is to deregister the following:

 .    21,567 units, each unit consisting of one share of common stock, par value
     $.01 per share (the "Common Stock"), and one common stock purchase warrant (the "Warrants"), of Medium4.com, Inc. (the "Company"), such units representing the unsold portion of the Company's best-efforts offering;

 .    2,157 underwriter's unit purchase options, representing options not earned by the underwriter in the Company's best-efforts offering;

 .    2,157 units, each unit consisting of one share of Common Stock and one
     Warrant, issuable upon exercise of the underwriter's unit purchase options being deregistered by this registration statement; and

 .    23,724 shares of Common Stock, representing shares issuable upon exercise of the Warrants being deregistered by this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on June 5, 2000.

                         Medium4.com, Inc.

                         By:  /s/ Jonathan Braun
                            -----------------------------------------
                              Jonathan Braun, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.


      Signature                         Title                      Date
      ---------                         -----                      ----

 /s/ Jonathan Braun     Chief Executive Officer and Director   June 5, 2000
----------------------
Jonathan Braun

 /s/ Harold Berliner    Treasurer and Principal Financial      June 5, 2000
----------------------  and Accounting Officer
Harold I. Berliner

  *                     Chairman of the Board and Director     June 5, 2000
----------------------
I. William Lane

 /s/ David Badner       Executive Vice President and Director  June 5, 2000
----------------------
David Badner

  *                     Senior Vice President-International    June 5, 2000
----------------------  Operations and Director
Bruno Finel

  *                     Vice President-Legal Affairs,          June 5, 2000
----------------------  General Counsel, Secretary
Marc D. Leve            and Director

                        Director
----------------------
Stanley S. Canter

                        Director
----------------------
Junichi Watanabe

____________
* Jonathan Braun, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Post-Effective Amendment to the Registration Statement on behalf of each of the persons referenced above.

Dated: June 5, 2000           /s/ Jonathan Braun
                              ---------------------------------------
                                  Jonathan Braun